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21.  List of Company's subsidiaries.

                        JOSTENS, INC. AND SUBSIDIARIES

                   EXHIBIT 21-SUBSIDIARIES OF THE REGISTRANT

                                                       State or Other
         Name                                   Jurisdiction of Organization
         ----                                   ----------------------------

American Yearbook Company, Inc.                            Kansas
Jostens Canada, Ltd.                                   Manitoba, Canada
Jostens International Holdings BV                        Netherlands
Jostens Photography, Inc.                                California
The Jostens Foundation, Inc.                             Minnesota
Wayneco Sales, Inc.                                      Minnesota